Exhibit 99.1

News Release

DIVERSEY REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS; PROVIDES 2022 GUIDANCE

FORT MILL, S.C., March 9, 2022: Diversey Holdings, Ltd. ("Diversey") (NASDAQ: DSEY) announced fourth quarter and full year results with continued top line growth and margin expansion.

•Net loss attributable to common stockholders was $35.7 million for the fourth quarter and $174.8 million for full-year 2021
◦Fourth quarter Adjusted EBITDA grew 13.7% over the prior year period to $109.5 million
◦Full-year Adjusted EBITDA increased 2.2% over the prior year to $410.1 million

•Revenues increased approximately 1% to $672.4 million in the fourth quarter and were approximately flat at $2.62 billion for the full-year 2021, compared to prior year periods
◦Fourth quarter Adjusted EBITDA margin expanded 190 bps over the prior year quarter to 16.3%
◦Full year Adjusted EBITDA margin increased 40 bps over the prior year to 15.7%

“We delivered another quarter of sequential and year-over-year growth in sales and adjusted EBITDA margin as the market supported our need to take pricing increases given the value placed on our products and services,” said Phil Wieland, Diversey’s Chief Executive Officer. “This helped us overcome a challenging environment marked by significant raw material and freight cost increases. We are very proud of our team’s ongoing ability to execute, win new customers and deliver for our shareholders. Our building pipeline of new wins drove growth in our Food and Beverage business. Our base Institutional revenue, excluding infection prevention, grew 17% in the fourth quarter and we are energized by the fact that we anticipate recapturing more than $220 million of recovery as countries and businesses reopen over time. We also are excited that our infection prevention business remains more than 20% ahead of pre-COVID 2019 levels. As we head into 2022, significant global macro challenges remain, but we are confident that Diversey is well positioned to deliver annual double-digit adjusted EBITDA percentage growth long-term once the current challenges recede during 2022."

	Year Ended December 31
(millions)	2021	2020	% Change	2019	% Change
Net sales	$2,618.9	$2,629.2	(0.4)%	$2,623.9	(0.2)%
Loss before taxes	(149.5)	(29.3)	(410.2)%	(76.3)	(95.9)%
Net loss	(174.8)	(38.5)	(354.0)%	(109.0)	(60.4)%
Adjusted net income(1)	151.8	123.6	22.8%	63.5	139.1%

Adjusted EBITDA(1)	410.1	401.2	2.2%	339.8	20.7%
% Margin(1)	15.7%	15.3%	40 bps	13.0%	270 bps

Unaudited	Fourth Quarter Ended December 31
(millions)	2021	2020	% Change	2019	% Change
Net sales	$672.4	$667.4	0.7%	$658.5	2.1%
Loss before taxes	(17.4)	(86.5)	79.9%	(14.5)	(20.0)%
Net loss	(35.7)	(71.8)	50.3%	(44.6)	20.0%
Adjusted net income(1)	51.2	27.7	84.8%	15.7	226.1%

Adjusted EBITDA(1)	109.5	96.3	13.7%	94.3	16.1%
% Margin(1)	16.3%	14.4%	190 bps	14.3%	200 bps

(1) See the “Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Fourth Quarter 2021 Consolidated Results

Net sales increased 0.7% versus prior year or 2.1% when adjusting for currency and acquisitions. Both the Institutional and F&B segments are showing positive momentum. The F&B segment continues to win new customers and grow revenue while improving margins. The recovery of base Institutional revenue is progressing well and the segment continues to win new customers, with significant recovery still ahead as reopenings progress around the world. Institutional infection prevention is still more than 20% above pre-pandemic levels even with the significant normalization related to the strong growth experienced in 2020. Consolidated reported net sales were 2.1% above pre-COVID 2019 baseline.

Loss before taxes of $17.4 million in the fourth quarter of 2021 included Special Items (as defined below) impact of $59.0 million and compared to loss before taxes of $86.5 million in fourth quarter 2020 including Special Items impact of $100.2 million. Adjusted net income in fourth quarter 2021 was $51.2 million compared to $27.7 million in the same quarter 2020 and $15.7 million in fourth quarter 2019 with Adjusted EPS of $0.16 in fourth quarter 2021 compared to $0.11 in fourth quarter 2020 and $0.06 same quarter 2019.

Adjusted EBITDA for fourth quarter 2021 was $109.5 million, representing growth of 13.7% versus the period in 2020 and 16.1% versus pre-COVID 2019. In a challenging environment, Adjusted EBITDA margin expanded 190 basis points compared to the same period 2020 and 200 basis points versus fourth quarter 2019. Adjusted EBITDA margin of 16.3% in fourth quarter 2021 continues the strong sequential margin improvement experienced throughout 2021.

Segment Review

Institutional

Unaudited	Fourth Quarter Ended December 31
(millions)	2021	2020	% Change	2019	% Change
Net sales	$486.9	$504.7	(3.5)%	$499.1	(2.4)%
Adjusted EBITDA	86.3	83.2	3.7%	85.0	1.5%
% Margin	17.7%	16.5%	120 bps	17.0%	70 bps

Reported net sales in the Institutional segment of $486.9 million were 3.5% below Q4 2020 and 2.4% below Q4 2019. The recovery of the base Institutional business continues to be encouraging, with strong growth over Q4 2020 from new business wins, innovation, pricing and reopening in some markets. However, this was more than offset by infection prevention revenue normalization versus very strong gains last year. Adjusted EBITDA margin grew 120 basis points vs Q4 2020 and 70 basis points vs Q4 2019 from ongoing efficiency initiatives.

Food & Beverage

Unaudited	Fourth Quarter Ended December 31
(millions)	2021	2020	% Change	2019	% Change
Net sales	$185.5	$162.7	14.0%	$159.4	16.4%
Adjusted EBITDA	32.4	28.0	15.7%	28.4	14.1%
% Margin	17.5%	17.2%	30 bps	17.8%	(30) bps

The Food & Beverage segment sales continues to grow along with expanding margins. Net sales of $185.5 million increased 14.0% in fourth quarter 2021 versus prior year and 16.4% compared to the same period in 2019. This was driven by very high win rates and success with the new water treatment offering. Adjusted EBITDA of $32.4 million grew 15.7% compared to the same 2020 period and 14.1% compared to the same 2019 period. Margin improved 30 basis points versus the prior year and was only 30 basis points below fourth quarter of pre-COVID 2019 due to successful pricing actions and cost control measures that were started prior to the global pandemic offset ongoing cost inflation. Acquisitions contributed $8.3 million to sales growth and $1.1 million to Adjusted EBITDA.

Outlook

Diversey expects revenue to grow by high single digit percent from full year 2021 revenue of approximately $2.62 billion. This reflects post-COVID recovery, pricing, accelerating new business and M&A.

Diversey continues to operate in a challenging environment, which is further impacted by the conflict in Ukraine. The Company previously anticipated that these challenges would persist through the first half of 2022 and begin to show improvement towards the back half of the year. However, in light of concerns related to the impact on oil and oil-linked raw materials, the Company is including an additional $25-35M for an estimated adverse impact of oil prices on the business. Accordingly, the Company’s 2022 Adjusted EBITDA guidance is $380 to $420 million. This guidance range is also inclusive of approximately $30 million Adjusted EBITDA headwind in the first quarter 2022 related to the normalization of $70 million of infection prevention revenue. While the Company is confident it can continue to address these challenges over time through pricing and rigorous cost management, it will be dependent on the timing in which the current inflationary and cost pressures begin to abate and the impact of further actions to mitigate.

Diversey is managing this business for the long-term and remains confident that it is positioned to maintain its targeted goal of double-digit percentage Adjusted EBITDA growth. The business model has shown its resiliency during the past few years and management is encouraged by the ongoing recovery in its institutional base business it continues to build as the markets around the globe stabilize and reopen. This outlook assumes that for the balance of the year there is a moderation of inflation by the end of the year, pricing increases continue to be taken as necessary and country reopenings progress. As the Company enters 2023 it should benefit from sustained price increases, a new plant in the United States, and continued growth of new business.

While it is not management’s intention to provide quarterly guidance going forward, given the timing of when Diversey is reporting, the challenges with inflation and year over year comparison, the Company is providing a revenue and Adjusted EBITDA outlook for the first quarter. At this time, the Company expects revenue to be approximately flat versus first quarter 2021, driven by the last quarterly headwind of infection prevention normalization. Adjusted EBITDA for the first quarter is expected to be $56 to $60 million, assuming no further changes in the current environment the last three weeks of the quarter. This outlook reflects approximately 7% to 15% growth over the first quarter 2019 and is similar to the pre-pandemic phasing of Diversey’s business for the first quarter relative to the remainder of the year. The first quarter 2022 will be the final year over year comparison challenge from the normalization of infection prevention in the Institutional segment.

About Diversey

Diversey’s mission is to protect and care for people through leading hygiene, infection prevention, and cleaning solutions. We develop and deliver innovative products, services, and technologies that save lives and protect our environment. Over the course of 95 years, the Diversey brand has become synonymous with product quality, service, and innovation.

For more information, visit www.diversey.com or follow us on LinkedIn, Facebook, or Twitter @diversey.

Diversey Holdings, Ltd.
Investor Contact:
Grant Graver
ir@diversey.com

Conference Call and Webcast Information

Management will host a webcast and conference call today, March 9, 2022 at 8:30 am ET to discuss the results for Q4 2021.

The event will be available live via webcast which can be accessed here. Interested parties may also access the conference call by dialing 1-877-407-0784 (Toll Free) or 1-201-689-8560 (Toll/International) and requesting the Diversey Fourth Quarter and Full Year 2021 Earnings Conference Call. Participants are asked to dial in 10 minutes prior to the call in order to register for the event.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on March 23, 2022 and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and providing the passcode 13726338.

Cautionary Statements Regarding Forward-Looking Information

This communication contains forward-looking statements that are subject to substantial risks and uncertainties. All statements other than statements of historical fact included in this communication, including statements regarding our business strategy, future operations and results thereof, future financial position, future revenue, projected costs, prospects, current and prospective products, current and prospective collaborations, timing and likelihood of success, plans and objectives of management, expected market growth and future results of current and anticipated products are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, "potential", "predict", “intend”, “believe”, “may”, "might", “will”, "would", “should”, “can have”, "could", "continue", "contemplate", "target", “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events although not all forward-looking statements contain these identifying words. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements involve unknown risks, and other important factors that may cause actual results performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including:

•the continuation of the COVID-19 pandemic may cause disruptions to our operations, customer demand, and our suppliers’ ability to support us;
•uncertain global economic conditions which have had and could continue to have an adverse effect on our consolidated financial condition and results of operations;
•the global nature of our operations exposes us to numerous risks that could materially adversely affect our consolidated financial condition and results of operations;
•fluctuations between non-U.S. currencies and the U.S. dollar could materially impact our consolidated financial condition or results of operations;
•political and economic instability and risk of government actions affecting our business and our customers or suppliers may adversely impact our business, results of operations and cash flows;
•raw material pricing, availability and allocation by suppliers as well as energy-related costs may negatively impact our results of operations, including our profit margins;
•if we do not develop new and innovative products or if customers in our markets do not accept them, our results would be negatively affected;
•cyber risks and the failure to maintain the integrity of our operational or security systems or infrastructure;
•the introduction of the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting may adversely affect our effective rate of tax in future periods;
•the consolidation of customers may adversely affect our business, consolidated financial condition or results of operations;
•we experience competition in the markets for our products and services and in the geographic areas in which we operate;
•instability and uncertainty in the credit and financial markets could adversely impact the availability of credit that we and our customers need to operate our business;
•new and stricter regulations may affect our business and consolidated condition and results of operations; and
•the other risks described under “Risk Factors” in Diversey’s Form 10-K filed with the Securities and Exchange Commission.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Information

We present financial information that conforms to generally accepted accounting principles in the United States (“U.S. GAAP"). We also present financial information that does not conform to U.S. GAAP ("Non-GAAP"), as our management believes it is useful to investors.

The Non-GAAP financial metrics exclude items that we consider to be certain specified items (“Special Items”), such as restructuring charges, transition and transformation costs, certain transaction and other charges related to acquisitions and divestitures, gains and losses related to acquisitions and divestitures, and certain other items. We evaluate unusual or Special Items on an individual basis. Our evaluation of whether to exclude an unusual or Special Item for purposes of determining our Non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including among other things (i) its nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures that are not required by, or presented in accordance with, U.S. GAAP. We define EBITDA as income (loss) before income tax provisions (benefit), interest expense, and depreciation and amortization, and Adjusted EBITDA, as EBITDA adjusted for other items to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income (loss) that we do not consider indicative of our ongoing operating performance, and (iii) eliminate certain unusual and non-recurring items impacting results in a particular period.

EBITDA and Adjusted EBITDA are not measures of our financial performance under U.S. GAAP and should not be considered as an alternative to revenues, net income (loss), income (loss) before income tax provision or any other performance measures derived in accordance with U.S. GAAP, nor should they be considered as alternatives to cash flows from operating activities as a measure of liquidity in accordance with U.S. GAAP. In addition, our method of calculating EBITDA and Adjusted EBITDA may vary from the methods used by other companies.

Our management considers EBITDA and Adjusted EBITDA to be key indicators of our financial performance. Additionally, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also believe that investors, analysts and rating agencies consider EBITDA and Adjusted EBITDA useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance, and management uses these measures for one or more of these purposes. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. The use of EBITDA and Adjusted EBITDA instead of net income has limitations as an analytical tool.

Adjusted Net Income

Adjusted Net Income (as defined below) and Adjusted Earnings (Loss) Per Share (“Adjusted EPS”) are Non-GAAP financial measures. We define Adjusted Net Income as net income (loss) adjusted to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income that we do not consider indicative of our ongoing operating performance, (iii) eliminate certain unusual and non-recurring items impacting results in a particular period, and (iv) reflect the tax effect of items (i) through (iii) and other tax special items.

We believe that in addition to our results determined in accordance with GAAP, Adjusted Net Income and Adjusted EPS are useful in evaluating our business, results of operations and financial condition. We believe that Adjusted Net Income and Adjusted EPS may be helpful to investors because they provide consistency and comparability with past financial performance and facilitate period to period comparisons of our operations and financial results, as they eliminate the effects of certain variables from period to period for reasons that we do not believe reflect our underlying operating performance or are unusual or infrequent in nature. However, Adjusted Net Income and Adjusted EPS are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute or alternative for financial information presented in accordance with GAAP.

Adjusted Net Income and Adjusted EPS have limitations as analytical tools.

Diversey Holdings, Ltd.
Consolidated Balance Sheets

(in millions except per share amounts)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$207.6	$192.9
Trade receivables, net of allowance for doubtful accounts of $23.5 and $28.7	414.3	342.0
Other receivables	59.3	71.0
Inventories	337.6	282.4
Prepaid expenses and other current assets	69.4	62.0
Total current assets	1,088.2	950.3
Property and equipment, net	210.7	188.3
Goodwill	471.5	467.0
Intangible assets, net	2,147.3	2,311.4
Other non-current assets	382.3	369.1
Total assets	$4,300.0	$4,286.1

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$10.7	$0.4
Current portion of long-term debt	10.9	13.2
Accounts payable	434.3	404.6
Accrued restructuring costs	16.7	26.3
Other current liabilities	384.5	512.4
Total current liabilities	857.1	956.9
Long-term debt, less current portion	1,973.0	2,686.7
Preferred equity certificates	—	641.7
Deferred taxes	164.3	181.1
Other non-current liabilities	520.0	328.3
Total liabilities	3,514.4	4,794.7
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value per share, 0 and 243,163,947 shares authorized and outstanding in 2021 and 2020, respectively	—	2.2
Ordinary shares, $0.0001 par value per share; 1,000,000,000 and 0 shares authorized, 318,639,592 and 0 shares outstanding in 2021 and 2020, respectively	—	—
Preferred shares, $0.0001 par value per share, 200,000,000 and 0 shares authorized, 0 and 0 shares outstanding in 2021 and 2020, respectively	—	—
Additional paid-in capital	1662.7	247.2
Accumulated deficit	(720.1)	(545.3)
Accumulated other comprehensive loss	(157.0)	(212.7)
Total stockholders' equity	785.6	(508.6)
Total liabilities and stockholders' equity	$4,300.0	$4,286.1

Diversey Holdings, Ltd.
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions except per share amounts)	2021	2020	2021	2020
Net sales	$672.4	$667.4	$2,618.9	$2,629.2
Cost of sales	429.9	409.4	1,603.4	1,559.4
Gross profit	242.5	258.0	1,015.5	1,069.8
Selling, general and administrative expenses	185.8	252.8	828.3	835.7
Transition and transformation costs	19.2	22.5	52.3	42.5
Management fee	—	1.9	19.4	7.5
Amortization of intangible assets	24.1	24.2	96.7	98.2
Restructuring and exit costs	5.0	20.3	27.4	25.6
Merger and acquisition related costs	1.2	0.1	1.2	1.0
Operating income (loss)	7.2	(63.8)	(9.8)	59.3
Interest expense	28.9	32.9	126.3	127.7
Foreign currency (gain) loss related to Argentina subsidiaries	0.6	1.3	(2.1)	1.6
Loss on extinguishment of debt	—	—	15.6	—
Other (income) expense, net	(4.9)	(11.5)	(0.1)	(40.7)
Loss before income tax provision (benefit)	(17.4)	(86.5)	(149.5)	(29.3)
Income tax provision (benefit)	18.3	(14.7)	25.3	9.2
Net loss	$(35.7)	$(71.8)	$(174.8)	$(38.5)

Basic and diluted loss per share	$(0.11)	$(0.30)	$(0.60)	$(0.16)
Basic and diluted weighted average shares outstanding	310.9	243.2	290.4	243.2

Reconciliation of gross margin to adjusted gross margin:
Net sales	$672.4	$667.4	$2,618.9	$2,629.2

Cost of sales, as reported	429.9	409.4	1,603.4	1,559.4
Less share-based compensation included in cost of sales	(0.6)	—	(7.5)	—
Less inventory reserves	(13.9)	—	(13.9)	—
Non-GAAP adjusted cost of sales	$415.4	$409.4	$1,582.0	$1,559.4

Gross margin
Reported gross margin	36.1%	38.7%	38.8%	40.7%
Non-GAAP adjusted gross margin	38.2%	38.7%	39.6%	40.7%

Diversey Holdings, Ltd.
Consolidated Statements of Cash Flows

(in millions)	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating activities:
Net loss	$(174.8)	$(38.5)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	187.5	195.6
Amortization of deferred financing costs and original issue discount	27.3	11.3
Loss on extinguishment of debt	15.6	—
(Gain) loss on cash flow hedges	4.1	(3.2)
Deferred taxes	(25.3)	(28.8)
Unrealized foreign exchange (gain) loss	12.9	(25.1)
Share-based compensation	81.7	67.5
Impact of highly inflationary economy - Argentina	(2.1)	1.6
Provision for (recovery of) bad debts	(1.2)	11.1
Provision for slow moving inventory	12.0	13.4
Non-cash pension benefit	(15.7)	(12.9)
Non-cash restructuring and exit costs	16.1	—
Gain on sale of property and equipment	(3.4)	(0.6)
Changes in operating assets and liabilities:
Trade receivables, net	(126.8)	17.0
Inventories, net	(69.6)	(70.4)
Accounts payable	41.8	(33.5)
Income taxes, net	3.8	(34.0)
Other assets and liabilities, net	(72.6)	32.5
Cash provided by (used in) operating activities	(88.7)	103.0
Investing activities:
Business acquired in purchase transactions, net of cash acquired	(56.3)	(51.2)
Acquisition of intellectual property	(3.0)	—
Proceeds from sale of property and equipment and other assets	4.0	0.5
Dosing and dispensing equipment	(64.6)	(45.6)
Capital expenditures	(54.6)	(41.4)
Collection of deferred factored receivables	40.1	66.9
Cash used in investing activities	(134.4)	(70.8)
Financing activities:
Contingent consideration payments	(3.2)	(5.4)
Proceeds (payments)/from short-term borrowings	11.8	(0.4)
Proceeds from revolving credit facility	140.0	90.0
Payments on revolving credit facility	(140.0)	(210.0)
Proceeds from long-term borrowings	2,000.0	169.0
Payments on long-term borrowings	(2,668.8)	(22.9)
Payment of deferred financing costs and original issue discount	(35.1)	(1.7)
Payment of bond redemption premium	(7.6)	—
Issuance of ordinary shares sold in IPO, net of offering costs	725.7	—
Issuance of additional ordinary shares, net of offering costs	214.4	—
Equity contributions	—	5.0
Cash provided by financing activities	237.2	23.6
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7.6)	3.6
Increase in cash, cash equivalents and restricted cash	6.5	59.4
Cash, cash equivalents and restricted cash at beginning of period(a)	201.7	142.3
Cash, cash equivalents and restricted cash at end of period(a)	$208.2	$201.7

Supplemental Cash Flow Information:

Interest payments	$111.9	$117.1
Income tax payments	$48.1	$56.4
Conversion of preferred equity certificates to equity	$620.9	$—
Beneficial interest obtained in exchange for factored receivables	$25.6	$65.7

Adjusted EBITDA for each of our reportable segments and in total is as follows:

(millions, unaudited)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Institutional	$86.3	$83.2	$85.0
Food & Beverage	32.4	28.0	28.4
Total Segment Adjusted EBITDA	118.7	111.2	113.4
Corporate costs	(9.2)	(14.9)	(19.1)
Consolidated Adjusted EBITDA	$109.5	$96.3	$94.3

(millions)	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
Institutional	$319.8	$336.4	$296.4
Food & Beverage	133.7	111.9	101.9
Total Segment Adjusted EBITDA	453.5	448.3	398.3
Corporate costs	(43.4)	(47.1)	(58.5)
Consolidated Adjusted EBITDA	$410.1	$401.2	$339.8

The following tables reconcile net loss before income tax provision to EBITDA and Adjusted EBITDA for the periods presented:

(in millions)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Loss before income tax provision	$(17.4)	$(86.5)	$(14.5)
Interest expense	28.9	32.9	36.0
Interest income	(7.0)	(1.3)	(2.4)
Amortization expense of intangible assets acquired	24.1	24.2	25.1
Depreciation expense included in cost of sales	20.7	25.1	22.9
Depreciation expense included in selling, general and administrative expenses	1.2	1.7	3.1
EBITDA	50.5	(3.9)	70.2
Transition and transformation costs and non-recurring costs(1)	19.2	22.5	15.3
Restructuring and exit costs(2)	5.0	20.3	10.1
Foreign currency loss (gain) related to Argentina subsidiaries(3)	0.6	1.3	4.7
Adjustment for tax indemnification asset(4)	5.5	1.4	6.2
Merger and acquisition-related cost (5)	1.2	0.1	0.3
Acquisition accounting adjustments(6)	—	—	—
Bain Capital management fee(7)	—	1.9	1.9
Non-cash pension and other post-employment benefit plan(8)	(3.7)	(3.2)	(1.8)
Unrealized foreign currency exchange loss (gain)(9)	7.7	(7.5)	(1.1)
Factoring and securitization fees(10)	1.1	1.1	0.6
Share-based compensation(11)	15.9	66.3	3.0
Tax receivable agreement adjustments(12)	(14.2)	—	—
Gain on sale of business and investments(13)	—	—	(13.0)
Loss on extinguishment of debt(14)	—	—	—
Realized foreign currency exchange loss on debt refinancing(15)	—	—	—
COVID-19 inventory charges(16)	13.9	—	—
Other items(18)	6.8	(4.0)	(2.1)
Consolidated Adjusted EBITDA	$109.5	$96.3	$94.3

(in millions)	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
Loss before income tax provisions	(149.5)	$(29.3)	$(76.3)
Interest expense	126.3	127.7	141.0
Interest income	(9.9)	(5.9)	(7.5)
Amortization expense of intangible assets acquired	96.7	98.2	93.7
Depreciation expense included in cost of sales	82.7	89.5	84.4
Depreciation expense included in selling, general and administrative expenses	8.1	7.9	7.4
EBITDA	154.4	288.1	242.7
Transition and transformation costs and non-recurring costs(1)	52.3	42.5	52.8
Restructuring and exit costs(2)	27.4	25.6	19.8
Foreign currency loss (gain) related to Argentina subsidiaries(3)	(2.1)	1.6	11.4
Adjustment for tax indemnification asset(4)	6.9	2.8	7.1
Merger and acquisition-related cost (5)	1.2	1.0	0.3
Acquisition accounting adjustments(6)	—	—	1.9
Bain Capital management fee(7)	19.4	7.5	7.5
Non-cash pension and other post-employment benefit plan(8)	(15.7)	(12.9)	(8.8)
Unrealized foreign currency exchange loss (gain)(9)	12.9	(25.1)	10.8
Factoring and securitization fees(10)	4.7	4.3	3.4
Share-based compensation(11)	115.2	67.5	3.0
Tax receivable agreement adjustments(12)	(10.1)	—	—
Gain on sale of business and investments(13)	—	—	(13.0)
Loss on extinguishment of debt(14)	15.6	—	—
Realized foreign currency exchange loss on debt refinancing(15)	4.5	—	—
COVID-19 inventory charges(16)	13.9	—	—
Other items(18)	9.6	(1.7)	0.9
Consolidated Adjusted EBITDA	$410.1	$401.2	$339.8

The following tables reconcile net loss to Adjusted Net Income and basic and diluted loss per share to Adjusted EPS for the periods presented:

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(21)	Net Income (Loss)	Basic and diluted EPS(21)	Net Income (Loss)	Basic and diluted EPS(21)
Reported (GAAP)	$(35.7)	$(0.11)	$(71.8)	$(0.30)	$(44.6)	$(0.18)
Amortization expense of intangible assets acquired	24.1	0.08	24.2	0.10	25.1	0.10
Transition and transformation costs and non-recurring costs(1)	19.2	0.06	22.5	0.09	15.3	0.06
Restructuring and exit costs(2)	5.0	0.02	20.3	0.08	10.1	0.04
Foreign currency loss (gain) related to Argentina subsidiaries(3)	0.6	—	1.3	0.01	4.7	0.02
Adjustment for tax indemnification asset(4)	5.5	0.02	1.4	0.01	6.2	0.03
Merger and acquisition-related cost (5)	1.2	—	0.1	—	0.3	—
Acquisition accounting adjustments(6)	—	—	—	—	—	—
Bain Capital management fee(7)	—	—	1.9	0.01	1.9	0.01
Non-cash pension and other post-employment benefit plan(8)	(3.7)	(0.01)	(3.2)	(0.01)	(1.8)	(0.01)
Unrealized foreign currency exchange loss (gain)(9)	7.7	0.02	(7.5)	(0.03)	(1.1)	—
Share-based compensation(11)	15.9	0.05	66.3	0.27	3.0	0.01
Tax receivable agreement adjustments(12)	(14.2)	(0.05)	—	—	—	—
Gain on sale of business and investments(13)	—	—	—	—	(13.0)	(0.05)
Loss on extinguishment of debt(14)	—	—	—	—	—	—
Realized foreign currency exchange loss on debt refinancing(15)	—	—	—	—	—	—
COVID-19 inventory charges(16)	13.9	—	—	—	—	—
Accelerated expense of deferred financing and original issue discount costs(17)	4.9	0.02	—	—	—	—
Other items(18)	6.8	0.02	(4.0)	(0.02)	(2.1)	(0.01)
Tax effects related to non-GAAP adjustments(19)	(26.7)	(0.09)	(14.1)	(0.06)	(8.8)	(0.04)
Discrete tax adjustments(20)	26.7	0.09	(9.7)	(0.04)	20.5	0.08
Adjusted (Non-GAAP)	$51.2	$0.16	$27.7	$0.11	$15.7	$0.06

	Year Ended December 31, 2021		Year Ended December 31, 2020		Year Ended December 31, 2019
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(21)	Net Income (Loss)	Basic and diluted EPS(21)	Net Income (Loss)	Basic and diluted EPS(21)
Reported (GAAP)	$(174.8)	$(0.60)	$(38.5)	$(0.16)	$(109.0)	$(0.45)
Amortization expense of intangible assets acquired	96.7	0.33	98.2	0.40	93.7	0.39
Transition and transformation costs and non-recurring costs(1)	52.3	0.18	42.5	0.17	52.8	0.22
Restructuring and exit costs(2)	27.4	0.09	25.6	0.11	19.8	0.08
Foreign currency loss (gain) related to Argentina subsidiaries(3)	(2.1)	(0.01)	1.6	0.01	11.4	0.05
Adjustment for tax indemnification asset(4)	6.9	0.02	2.8	0.01	7.1	0.03
Merger and acquisition-related cost (5)	1.2	—	1.0	—	0.3	—
Acquisition accounting adjustments(6)	—	—	—	—	1.9	0.01
Bain Capital management fee(7)	19.4	0.07	7.5	0.03	7.5	0.03
Non-cash pension and other post-employment benefit plan(8)	(15.7)	(0.05)	(12.9)	(0.05)	(8.8)	(0.04)
Unrealized foreign currency exchange loss (gain)(9)	12.9	0.04	(25.1)	(0.10)	10.8	0.04
Share-based compensation(11)	115.2	0.40	67.5	0.28	3.0	0.01
Tax receivable agreement adjustments(12)	(10.1)	(0.03)	—	—	—	—
Gain on sale of business and investments(13)	—	—	—	—	(13.0)	(0.05)
Loss on extinguishment of debt(14)	15.6	0.05	—	—	—	—
Realized foreign currency exchange loss on debt refinancing(15)	4.5	0.02	—	—	—	—
COVID-19 inventory charges(16)	13.9	0.05	—	—	—	—
Accelerated expense of deferred financing and original issue discount costs(17)	18.9	0.07	—	—	—	—
Other items(18)	9.6	0.03	(1.7)	(0.01)	0.9	—
Tax effects related to non-GAAP adjustments(19)	(69.3)	(0.24)	(33.3)	(0.14)	(38.8)	(0.16)
Discrete tax adjustments(20)	29.3	0.10	(11.6)	(0.04)	23.9	0.10
Adjusted (Non-GAAP)	$151.8	$0.52	$123.6	$0.51	$63.5	$0.26

(1)In the period following the Diversey Acquisition, we incurred costs primarily consisting of professional and consulting services in such areas as information technology, controllership, tax, treasury, transformation services, human resources, procurement and supply chain in establishing ourselves as a standalone company and to position ourselves for future growth. Costs incurred in 2021 include those necessary in becoming a publicly traded Company.

(2)Includes costs related to restructuring programs and business exit activities. See Note 19 — Restructuring and Exit Activities in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(3)Effective July 1, 2018, Argentina was deemed to have a highly inflationary economy and the functional currency for our Argentina operations was changed from the Argentine Peso to the United States dollar and remeasurement charges/

credits are recorded in our Consolidated Statements of Operations rather than as a component of Cumulative Translation Adjustment on our Consolidated Balance Sheets.

(4)In connection with the Diversey Acquisition, the purchase agreement governing the transaction includes indemnification provisions with respect to tax liabilities. The offset to this adjustment is included in income tax provision. See Note 15 - Income Taxes in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(5)These costs consisted primarily of investment banking, legal and other professional advisory services costs.

(6)In connection with various acquisitions we recorded fair value increases to our inventory. These amounts represent the amortization of this increase.

(7)Represents fees paid to Bain Capital pursuant a management agreement whereby we have received general business consulting services; financial, managerial and operational advice; advisory and consulting services with respect to selection of advisors; advice in different fields; and financial and strategic planning and analysis. The management agreement was terminated in March 2021 pursuant to its terms upon the consummation of the IPO, and we recorded a termination fee of $17.5 million during 2021.

(8)Represents the net impact of the expected return on plan assets, interest cost, and settlement cost components of net periodic defined benefit income related to our defined benefit pension plans. See Note 14 - Retirement Plans in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(9)Represents the unrealized foreign currency exchange impact on our operations, primarily attributed to the valuation of the U.S. Dollar-denominated debt held by our European entity and our tax receivable agreement.

(10)On November 15, 2018, we entered into a factoring Master Agreement with Factofrance, S.A. Additionally, on April 22, 2020, the Company entered into a securitization arrangement with PNC Bank to sell certain North American customer receivables without recourse on a revolving basis. This amount represents the fees to complete the sale of the receivables without recourse. See Note 6 - Financial Statement Details to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.
(11)Represents compensation expense associated with our Management Equity Incentive Plan and Long-Term Incentive Plan awards. See Note 18 — Share-Based Compensation in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(12)Represents the adjustment to our tax receivable agreement liability primarily due to changes in tax laws and changes in valuation allowances that impact the realizability of the attributes of the tax receivable agreement. See Note 15 — Income Taxes in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information

(13)Represents non-cash gain on sale of our shares in connection with the Virox IP Acquisition. See Note 5 — Acquisitions in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(14)Represents the costs incurred in connection with the redemption of the 2017 Senior Notes on September 29, 2021. See Note 10 — Debt and Credit Facilities in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(15)During 2021 the Company incurred a realized foreign currency exchange loss of $4.5 million related to the refinancing of the Senior Secured Credit Facilities. See Note 10 — Debt and Credit Facilities in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(16)Customer demand for COVID-related products surged at the outset of COVID-19, and we met the rapidly increasing demand and sold the vast majority of this inventory. However, COVID-19 variant-related delays of customer reopenings and consumer activity resulted in a small portion of excess inventory. The Company recorded a charge of $13.9 million in the fourth quarter of 2021 for excess inventory and estimated disposal costs.

(17)Represents accelerated non-cash expense of deferred financing costs and original issue discount costs as the Company's U.S. Dollar Incremental Loan was fully repaid and the Euro Term Loan was paid down significantly using proceeds from the IPO.
(18)Includes other costs associated with restructuring which are recorded within Cost of sales.

(19)The tax rate used to calculate the tax impact of the pre-tax adjustments is based on the jurisdiction in which the charge was recorded.
(20)Represents adjustments related to discrete tax items including uncertain tax positions, impacts from rate changes in certain jurisdictions and changes in our valuation allowance.

(21)For purposes of calculating earnings (loss) per share the Company has retrospectively presented earnings (loss) per share as if the Reorganization Transactions had occurred at the beginning of the earliest period presented. Such retrospective presentation reflects an increase of approximately 47.4 million shares due to the exchange of shares in Constellation for shares in the Company.

The following table represents net sales by segment:

(in millions, except percentages)	Institutional		Food & Beverage		Total
Q4 2020 Net Sales	$504.7	75.6%	$162.7	24.4%	$667.4
Organic change (non-U.S. GAAP)	(6.9)	(1.4)%	21.1	13.0%	14.2	2.1%
Acquisition	1.5	0.3%	8.3	5.1%	9.8	1.5%
Constant dollar change (non-U.S. GAAP)	(5.4)	(1.1)%	29.4	18.1%	24.0	3.6%
Foreign currency translation	(12.4)	(2.5)%	(6.6)	(4.1)%	(19.0)	(2.8)%
Total change	(17.8)	(3.5)%	22.8	14.0%	5.0	0.7%
Q4 2021 Net Sales	$486.9	72.4%	$185.5	27.6%	$672.4